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|       THIS DOCUMENT IS A COPY OF THE FORM 8-K FILED ON MARCH 10, 1995       |
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  February 15, 1995


                                OMNICORP LIMITED
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             (Exact name of registrant as specified in its charter)


        Delaware                   2-83862-N.Y.               13-3103111
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    (State or other                (Commission              (IRS Employer
    jurisdiction of                  File No.)           Identification No.)
    incorporation)


      250 Park Avenue, New York, New York                      10177
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    (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:   (212) 687-0080
                                                      -------------------------


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          (Former name or former address, if changed since last report)











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ITEM 2.  Acquisition or Disposition of Assets.

         On February 15, 1995, Omnicorp Limited, a Delaware corporation (the "Company"), sold all of the issued and outstanding capital stock (the "Argyll Stock") of its wholly-owned subsidiary, Argyll Environmental Services, Inc., a New Jersey corporation (formerly known as American Industrial Marine Services, Inc.) ("Argyll"), to Homer Hess ("Buyer"). Argyll conducts a broad environmental service business specializing in industrial maintenance, oil and hazardous material spill response, hazardous water transportation and site remediation.

         The purchase price for the Argyll stock was $250,000 and was paid by delivery to the Company of a Mortgage Note (the "Mortgage Note") dated
February 15, 1995, executed by Buyer and Argyll, in the principal amount of $250,000. Interest on the Mortgage Note at the rate of eight percent (8%) per annum, is payable quarterly commencing on the first anniversary of the Mortgage Note. Thereafter, interest and principal are payable quarterly, with all unpaid principal and accrued interest becoming payable on July 15, 1997. The purchase price was arrived at by negotiation of the parties.

         Payment of the Mortgage Note is secured by a first mortgage on certain real property and improvements owned by Argyll and located in Plainfield, New
Jersey.   Such mortgage may, at Buyer's option, be made subordinate to a single mortgage in an amount not to exceed $200,000 which may be given by Argyll to a third party mortgagee. Payment of the Mortgage Note is further secured by the grant of a security interest in Argyll's accounts, accounts receivable, contract rights and other general intangibles and forms of obligations relating to accounts.

         Simultaneously with the completion of the sale of the Argyll Stock, Buyer, in order to secure payment by Argyll to the Company of a certain intercompany receivable, delivered to the Company his demand promissory note in the principal amount of $163,012 (the amount of the intercompany receivable). Such note bears interest at the rate of eight percent (8%) per annum, interest being payable quarterly commencing May 15, 1995.

         The closing of the purchase and sale of the Argyll stock marks the completion of the Company's previously announced restructuring and the withdrawal of the Company from the environmental service business. Hereafter, the Company intends to focus its efforts on its tire recycling business, the sale of pyrolysis machines and the development and sale of other proven environmental technologies.


ITEM 7.  Financial Statements, Pro-Forma Financial Information and Exhibits

         (a)     Financial Statements.

                 None.

         (b)     Pro-Forma Financial Information.

                 Since the acquisition of Argyll (as well as the disposition of Argyll described in Item 2 above) occurred after the date of the Company's most recent audited financial statements (for the year ended December 31, 1993), the information appearing in such financials did not reflect the Company's ownership of Argyll. Accordingly, pro forma financial information reflecting the disposition of Argyll has not been included with this filing.
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         (c)     Exhibits.

                 (c)(1) Contract for Sale of All of the Outstanding Shares of Argyll Environmental Services, Inc. f/k/a American Industrial Marine Services, Inc. (Schedules and Exhibits omitted). <F1>













































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<F1>     The Company shall furnish all omitted schedules and exhibits to the
Contract for Sale of All of the Outstanding Shares of Argyll Environmental Services, Inc. f/k/a American Industrial Marine Services, Inc., dated February 15, 1995, by and between Omnicorp Limited and Homer Hess, upon the request of the Securities and Exchange Commission.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      OMNICORP LIMITED

                                      By: /s/ Thomas Forrest
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                                              Thomas Forrest,
                                              Chairman of the Board
                                              and Chief Executive Officer

Date: March 9, 1995